Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of HCBF Holding Company, Inc. of our report dated February 7, 2017, with respect to the consolidated balance sheets of Jefferson Bankshares, Inc. and subsidiary as of December 31, 2016 and 2015, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity, and cash flows for the years then ended, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

HACKER, JOHNSON & SMITH PA

Tampa, Florida

April 19, 2017